Exhibit 10.2

AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT, hereinafter referred to as this “Amendment”, dated as of March 4, 2019, is made and entered into by and among HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership (“Original Borrower”), HGR BELLEVUE REIT HOLDINGS LLC, a Delaware limited liability company ( “New Borrower” and together with Original Borrower, collectively, “Borrower”), the guarantors (“Guarantors”) signatories hereto, the financial institutions (“Lenders”) which are now or may hereafter become signatories hereto, J.P. MORGAN EUROPE LIMITED, as Administrative Agent for Foreign Currencies, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMorgan”), as administrative agent for the Lenders (in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, Original Borrower, Agent, Lenders and certain other persons have entered into an Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Credit Agreement and the other Loan Documents be amended in certain respects, and Agent and Lenders have approved such request;
NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, Borrower, Guarantors, Agent and Lenders do hereby agree as follows:
Section 1.    Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise defined herein.
Section 2.    (a)    New Borrower hereby becomes a party to the Loan Documents as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby irrevocably, absolutely and unconditionally assumes and agrees to timely and faithfully pay and perform all of the obligations of Borrower under the Loan Documents.
(b)    Each Borrower agrees that it shall never be entitled to be subrogated to any of Administrative Agent’s or any Lender’s rights against any other Borrower or any other person or entity or any collateral or offset rights held by Administrative Agent or any Lender for payment of the obligations incurred under the Loan Documents until full payment of the obligations incurred under the Loan Documents, complete performance of all of the obligations of Borrower under the Loan Documents and final termination of the Lenders’ obligations--if any--to make further advances pursuant to the Credit Agreement. Each Borrower acknowledges and agrees that the value of the consideration received and to be received by each Borrower is reasonably worth at least as much as the liability and obligation of each Borrower incurred or arising under the Loan Documents. Each Borrower has determined that such liability and obligation may reasonably be expected to substantially benefit each Borrower directly or indirectly. Each Borrower has had full and complete access to the underlying papers relating to the Credit Agreement and all of the other Loan Documents, has reviewed them and is fully aware of the meaning and effect of their contents. Each Borrower is fully informed of all circumstances which bear upon the risks of executing this Amendment and which a diligent inquiry would reveal. Each Borrower has adequate means to obtain from each other Borrower on a continuing basis information concerning such other Borrower’s financial condition, and is not depending on Administrative Agent or any Lender to provide such information, now or in the future. Each Borrower agrees that neither Administrative Agent nor any Lender shall have any obligation to advise or notify any Borrower or to provide any Borrower with any data or information regarding any other Borrower.
(c)    In this Amendment and in the Loan Documents it shall be construed as though “Borrower” were written “Borrowers” and as though the pronoun and verbs were changed to correspond; and in such case (i) each Borrower shall be bound jointly and severally with one another to keep, observe and perform the covenants, agreements, obligations and liabilities imposed by this Amendment, the Credit Agreement and the other Loan Documents upon the “Borrower”, (ii) a release of one or more persons, corporations or other legal entities comprising “Borrower” shall not in any way be deemed a release of any other person, corporation or other legal entity comprising “Borrower”, and (iii) a separate action under this Amendment or any of the Loan Documents may be brought and prosecuted against one or more of the persons, corporations or other legal entities comprising “Borrower” without limiting any liability or impairing Administrative Agent’s right to proceed against any other person, corporation or other legal entity comprising “Borrower”.
Section 3.    Borrower has requested that the aggregate Revolving Loan Commitments be increased to $500,000,000.00 pursuant to Section 2.09(d) of the Credit Agreement. This Amendment will provide for the increase of the Commitments. The aggregate Revolving Loan Commitments are $500,000,000.00. The $75,000,000.00 increase is called the “Revolving Loan Increase.” Borrower’s option to increase the Commitments pursuant to Section 2.09(d) of the Credit Agreement is hereby terminated.
Section 4.    Borrower has requested that the aggregate Foreign Currency Commitments and the Foreign Currency Sublimit be decreased to $200,000,000.00. The Credit Agreement is hereby amended to provide that (a) the aggregate Dollar Equivalent of the Lenders’ Foreign Currency Commitments and the Foreign Currency Sublimit are each $200,000,000.00, and (b) the Foreign Currency Commitments shall not be adjusted ratably if the Revolving Loan Commitments are increased or decreased but shall never exceed the aggregate Revolving Loan Commitments. The available Foreign Currency no longer includes Australia and Canada and references in the Loan Documents to same and to CDOR Rate, Australian Bill Rate and BBSY rates shall not be effective.
Section 5.    The aggregate Term Loan Commitments are hereby amended to be $225,000,000.00.
Section 6.    Borrower shall no longer have the right to request Letters of Credit under the Credit Agreement, and the provisions of the Credit Agreement, including Section 2.06, providing for the issuance of Letters of Credit are no longer in effect.

Section 7.    The Credit Agreement is hereby amended as follows:
(a)    Section 1.01 is hereby amended to add the following definitions and, if already defined, to amend the following definitions in their entirety:
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Change in Control” means (a) the management and operations of the investment advisor to the REIT or any successor to the REIT are no longer controlled by a Hines Affiliate; (b) the REIT (or its successor) shall no longer Control the Borrower; (c) the REIT (or its successor) shall no longer own (directly or indirectly) at least seventy percent (70%) of the Equity Interests in the Borrower; or (d) any Person obtains ownership, directly or indirectly, of ten percent (10%) or more of the beneficial ownership of the Borrower and such Person does not satisfy the Successor Requirements (as defined in Section 6.03(a)(i)), but subject to Section 6.03(a)(viii).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Foreign Currency” means the lawful currency of any of (a) the United Kingdom (British Pounds Sterling), or (b) the European Economic Union (Euros).
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable currency and Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for the relevant currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Maturity Date” means March 4, 2020, as the same may be extended in accordance with Section 2.22.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the Board (as determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Summit” means the property in Bellevue, Washington upon which two existing office buildings are located and upon which Summit III (a new office building) is being constructed, which will constitute one (1) Eligible Qualified Property.

“Summit Development Property” means Summit III, a to be developed office building in Bellevue, Washington to be constructed as part of Summit.
“Total Asset Value” means the sum of (without duplication) (a) the aggregate Value of all of the REIT’s, the Borrower’s and any of the REIT’s Subsidiaries’ Real Property multiplied by the Equity Percentage for that REIT Subsidiary; plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits (other than as allowed by clause (e) of this definition) of the REIT; plus (c) investments in the REIT’s Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of Real Property, valued at an amount equal to the Value of each Unconsolidated Affiliate’s Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate; plus (d) loans, advances and extensions of credit that are made by the REIT or any of its Subsidiaries or Unconsolidated Affiliates that are not then in default (calculated on the book value of the investment in accordance with GAAP, multiplied in the case of Subsidiaries of the REIT and Unconsolidated Affiliates by the Equity Percentage for that Subsidiary or Unconsolidated Affiliate). For the purposes of calculating Total Asset Value, the aggregate Value of International Real Property may not exceed 55% of Total Asset Value inclusive of such amount.
“Value” means, for all Real Property owned by the REIT or a Subsidiary of the REIT, the sum of the “as is” appraised value based on appraisals that are prepared within the last twelve (12) months; provided, however, that (a) if the Real Property has been acquired within the twelve (12) month period preceding the determination date, and Borrower does not have a satisfactory appraisal then the gross purchase price will be the “Value”, and (b) until construction of improvements are complete the book value of the Summit Development Property on the date of calculation will be the “Value” and thereafter Value will be based on the appraised value as set forth above. All appraisals of Domestic Real Property will be performed by independent third parties, in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice and by personnel who are members of the Appraisal Institute and have the MAI designation. All appraisals of International Real Property will be performed by independent third parties, in accordance with the professional standards as published by the Royal Institution of Chartered Surveyors.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    Any Lender that has become the subject of a Bail-In Action will be a “Defaulting Lender”, and the definition of Defaulting Lender is hereby deemed to be amended to provide for same.
(c)    Section 2.12(e) is hereby amended in its entirety to read as follows:
(e)    In the event that the Maturity Date is extended in accordance with the terms of Section 2.22, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 0.075% of the aggregate Commitments that are extended for each of the six month extensions, each due on the first effective day of the applicable extension.
(d)    Section 2.14 is hereby amended in its entirety to read as follows:
SECTION 2.14 Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic communication as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made in Dollars as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b)    If at any time the Administrative Agent determines, or the Required Lenders determine as to clause (ii) below (which determination shall be conclusive absent manifest error), that (i) the circumstances set forth in clause (a)(i) have arisen related to the Adjusted LIBO Rate or the LIBO Rate, and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest and a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(e)    Section 2.22 is hereby amended in its entirety to read as follows:
SECTION 2.22 Extension.
(a)    Subject to the provisions of this Section, the Borrower may (i) extend the Maturity Date of the Revolving Loans three (3) times for six (6) months each time, and (ii) extend the Maturity Date of the Term Loan three (3) times for six (6) months each time, by giving written request therefor (each an “Extension Request”) to the Administrative Agent of the Borrower’s desire to extend such term, at least forty-five (45) days prior to the then effective Maturity Date.
(b)    If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. Each extension of the Maturity Date is subject to the satisfaction of each of the following additional conditions:

(i)    the representations and warranties of each Loan Party set forth in this Agreement or any other Loan Document to which such Loan Party is a signatory shall be true and correct in all material respects on the date that the Extension Request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties relate to a specified date);
(ii)    no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the Extension Request or on the first day of the extension;
(iii)    the REIT shall be in compliance with all of the financial covenants set forth in Article V hereof both on the date on which the Extension Request is given to the Administrative Agent and on the first day of the extension;
(iv)    the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders, the Issuing Bank and the Administrative Agent under the Loan Documents (other than principal and interest to be included in the amounts extended), including the extension fee described in Section 2.12(e) hereof;
(v)    the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys’ fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;
(vi)    no change in the business, assets, management, operations or financial condition of any Loan Party shall have occurred since the most recent funding of any Loan, which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect; provided that the transfers described in Section 6.03(a)(viii) and the sale of Real Property projects by the Borrower, the REIT, or any of their respective Subsidiaries, or the sale of the Borrower’s or the REIT’s interests in any Subsidiary that own Real Property projects, in each case in accordance with this Agreement, shall be permitted;
(vii)    the Borrower shall execute and deliver to the Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Loan Parties as shall be necessary to effect such extension;
(viii)    a written agreement evidencing the extension is signed by the Administrative Agent, the Lenders, the Loan Parties and any other Person to be charged with compliance therewith, which agreement such parties agree to execute if the extension conditions set forth above have been satisfied; and
(ix)    each extension will not be available unless the prior available extension has been requested and documented in accordance with this Section.
(f)    Section 3.16 is hereby added to Article III, which shall read as follows:
SECTION 3.16 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
(g)    Section 5.10 is hereby amended in its entirety to read as follows:
SECTION 5.10 Financial Tests. The REIT shall at all times have and maintain, on a consolidated basis in accordance with GAAP, where applicable:
(a)    a maximum ratio of Indebtedness to Total Asset Value of fifty-five percent (55%), reducing to forty-five percent (45%) whenever there are less than four (4) Eligible Qualified Properties in the Unencumbered Pool;
(b)    a maximum ratio of Secured Debt to Total Asset Value of forty percent (40%);
(c)    [Reserved];
(d)    a minimum Debt Service Coverage Ratio of 1.75:1.00; provided that said ratio may decrease one (1) time to 1.50:1.00 for up to two (2) consecutive calendar quarters;
(e)    a minimum Net Worth of One Billion Dollars ($1,000,000,000); provided, however, that if asset sales result in the Net Worth being less than One Billion Dollars ($1,000,000,000) it shall not be an Event of Default unless such asset sales reduce the Net Worth to less than Six Hundred Fifty Million Dollars ($650,000,000);
(f)    a maximum Unencumbered Value Ratio of fifty-five percent (55%), reducing to forty-five percent (45%) whenever there are less than four (4) Eligible Qualified Properties in the Unencumbered Pool; and
(g)    a minimum Unencumbered Interest Coverage Ratio of 1.75:1.00.
(h)    Section 5.11 is hereby amended in its entirety to read as follows:
SECTION 5.11 Unencumbered Pool.

(a)    The Borrower and its Subsidiaries and the REIT and its Subsidiaries will at all times own a pool (the “Unencumbered Pool”) of assets consisting of Eligible Qualified Properties. The Eligible Qualified Properties in the Unencumbered Pool must have the following characteristics:
(i)    be completed income producing Retail Property, Industrial Property, Office Buildings, Multifamily Residential Property or the Summit Development Property, provided that no International Real Property may be included in the Unencumbered Pool; and
(ii)    the Occupancy Level in the aggregate (not including the Summit Development Property) must be over eighty percent (80%) at all times.
(b)    As of the Effective Date, the real property assets included in the Unencumbered Pool are listed on Schedule 5.11 attached hereto.
(c)    Eligible Qualified Properties can be added and removed from the Unencumbered Pool at any time provided that at (i) any time at least four (4) Eligible Qualified Properties remain in the Unencumbered Pool, which will reduce to at least three (3) Eligible Qualified Properties if (x) each of the ratio of Indebtedness to Total Asset Value and the Unencumbered Value Ratio are 45% or less and (y) Summit is one of the three (3) Eligible Qualified Properties in the Unencumbered Pool, (ii) no Default or Event of Default would occur as a result of removing a property from the Unencumbered Pool, and (iii) the Administrative Agent accepts the properties to be added to the Unencumbered Pool. Each owner of Eligible Qualified Properties in the Unencumbered Pool must execute a Guaranty and become a Guarantor in accordance with this Agreement. Upon the removal of a property from the Unencumbered Pool, the Guaranty by the owner of such property shall be released, unless such Guaranty is required by Section 5.12.
(d)    When the Borrower wants to add Eligible Qualified Properties to the Unencumbered Pool (such newly added property, the “Potential Unencumbered Property”), the Borrower shall notify the Administrative Agent of same in writing and such notice shall include a certificate of a Financial Officer of the Borrower describing such addition, together with a statement of (i) the Value of such Potential Unencumbered Property, and (ii) the same information that the Borrower would be required to include in a Compliance Certificate delivered pursuant to Section 5.01(c), together with a certification that, after giving effect to such addition, the Borrower will be in compliance with each of the covenants contained in Section 5.10 on a pro forma basis based upon the most recent financial statements delivered to the Administrative Agent, together with all supporting calculations.
(e)    The Borrower may voluntarily remove any property from the Unencumbered Pool by delivering to the Administrative Agent, no later than ten (10) Business Days prior to the date on which such removal is to be effected, (i) a certificate of a Financial Officer of the Borrower describing such removal, together with a statement (A) that no Default or Event of Default then exists or would, upon the occurrence of such event or with the passage of time, result from such removal, (B) identifying the property being removed, and (C) of the Value of such property being removed, and (ii) a pro forma Compliance Certificate described in Section 5.01(c) demonstrating, upon giving effect to such removal, compliance with the covenants contained in Section 5.10 on a pro forma basis based upon the most recent financial statements delivered to the Administrative Agent, together with supporting calculations.
(i)    Section 6.01 is hereby amended in its entirety to read as follows:
SECTION 6.01 Indebtedness. The Borrower will not, and will not permit any Subsidiary of the Borrower to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created hereunder;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and increases, extensions, renewals and replacements of any such Indebtedness so long as the incurrence thereof does not cause a breach of Section 5.10;
(c)    Indebtedness of the Borrower to the REIT, to any Subsidiary of the REIT or of the Borrower, and Indebtedness of any Subsidiary of the Borrower or the REIT to the REIT, the Borrower or any other Subsidiary of the Borrower or the REIT;
(d)    Guarantees by the Borrower and by any Subsidiary of the Borrower or the REIT of Indebtedness described in Section 6.01(c); and
(e)    other Indebtedness (including Guarantees) so long as (i) such indebtedness is not Unsecured Debt that is Recourse Debt (except for up to $75,000,000 outstanding at one time owed to a Lender under this Agreement or to a Hines Affiliate with a maturity date not exceeding six months after the date of determination) and incurred solely for the purpose of bridging any timing gaps between the sale of assets and maturing mortgage loans because the amount available under the Revolving Loan Commitments was insufficient to provide the necessary funds, and (ii) the incurrence thereof does not cause a breach of Section 5.10.
(j)    Borrower acknowledges and agrees that clause (4) of the definition of Successor Requirements in Section 6.03(a)(i) includes satisfaction of the requirements of the Beneficial Ownership Regulation.

(k)    Section 6.03(a)(viii) is hereby added to Section 6.03:
(viii)    The REIT may transfer, assign, contribute or otherwise convey the assets and liabilities of the REIT to a Person formed as a liquidating trust in accordance with Section 5 of the Plan of Complete Liquidation and Dissolution of the REIT adopted by the REIT on July 17, 2018, if (A) the board of directors of the REIT determines it is in the best interests of the REIT to transfer such assets and liabilities to such Person to avoid the payment by the REIT of federal income taxes, (B) the Successor is a corporation, limited liability company, limited partnership or statutory trust organized and existing under the laws of any State of the United States of America or the District of Columbia, and (C) the Successor satisfies clauses (2) through (4) of the Successor Requirements and expressly assumes, by agreements in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, all of the indebtedness and obligations of the REIT under the Loan Documents.
(l)    Section 6.04(g) is hereby amended in its entirety to read as follows:
(g)    the investment in the Summit Development Property.
(m)    Section 6.06 is hereby amended in its entirety to read as follows:
SECTION 6.06 Restricted Payments. At any time (a) during the existence of any Default or Event of Default of which the Administrative Agent has notified the Borrower and the REIT in writing, or (b) when any of the Unsecured Debt that is Recourse Debt allowed pursuant to Section 6.01(e)(i) is outstanding, neither the REIT nor the Borrower will, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower and the REIT may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower and the REIT may make Restricted Payments pursuant to and in accordance with stock option or other equity-related compensation arrangements for management or employees and (iv) the minimum amount of Restricted Payments required to be made in order to maintain the REIT’s status as a real estate investment trust under Section 856 of the Code, meet the real estate investment trust distribution requirements set forth in Section 857(a) of the Code, and avoid the incurrence of entity level taxes under Sections 857(b)(1) and 4981 of the Code.
(n)    Section 9.16 is hereby added to Article IX, which shall read as follows:
SECTION 9.16 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 8.    Schedule 2.01 of the Credit Agreement is hereby amended to be in the form of Exhibit A attached hereto and hereby made a part hereof.
Section 9.    All references in the Loan Documents (including the Guaranty) to the “Notes” shall be deemed to include references to the revolving loan promissory notes dated as of the date hereof executed by Borrower payable to the order of the various Lenders in the aggregate face amount of $500,000,000.00.
Section 10.    The Guaranty dated as of June 29, 2015 executed by Hines Global REIT, Inc., Hines Global REIT 17600 Gillette LP (subsequently released), Hines Global REIT 100/140 Fourth Ave LLC (subsequently released), Hines Global REIT 9320 Excelsior LLC (subsequently released), Hines Global REIT 250 Royall LLC (subsequently released), Hines Global REIT Riverside Center LLC, Hines Global REIT 550 Terry Francois LP (subsequently released), Hines Global REIT 4875 Town Center LLC, Hines Global REIT 2300 Main Street LP (subsequently released), Hines Global REIT 2615 Med Center Parkway LLC, Hines Global REIT San Antonio Retail I LP, Hines Global REIT Marlborough Campus I LLC, Hines Global REIT Hock Plaza I LLC (subsequently released), Hines Global REIT 55 M Street LLC (subsequently released) and Hines Global REIT Southpark Center II GP LLC (subsequently released) each for the benefit of Agent and Lenders, and every other Guaranty executed by any of the Guarantors pursuant to the Credit Agreement, are hereby amended to provide that each Guaranty shall constitute a guaranty of payment of the promissory notes described in Section 9 hereof just as if the said promissory notes were originally described in each Guaranty.
Section 11.    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. In the event LIBOR is no longer available or in certain other circumstances set forth in Section 2.14(b) of the Credit Agreement, such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. Administrative Agent will notify Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate of Eurodollar Loans is based. However, Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBO Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.
Section 12.    Borrower represents and warrants that, except as qualified in this Section (a) the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date, and (b) as of the date hereof, to the best knowledge of Borrower, the information included in the Beneficial Ownership Certification (as defined in Section 7(a) hereof) provided on or prior to the date hereof to any Lender in connection with this Amendment is true and correct in all material respects. The representations and warranties set forth in Article III of the Credit Agreement are qualified as follows: (i) for purposes of Section 3.04, the financial statements referred to are amended to be those dated _______________, and the date from which no material adverse changes have occurred is amended to be _______________, and (ii) attached hereto as Exhibit B is an updated list of all Subsidiaries of the REIT to replace the existing Schedule 3.13. Borrower hereby certifies that no event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.
Section 13.    Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended,

and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.
Section 14.    The term “Credit Agreement” as used in the Credit Agreement, the other Loan Documents or any other instrument, document or writing furnished to Agent or Lenders by Borrower shall mean the Credit Agreement as hereby amended.
Section 15.    This Amendment (a) shall be binding upon Borrower, Guarantors, Agent and Lenders and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement); (b) may be modified or amended only in accordance with the Credit Agreement; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.
Section 16.    THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first set forth herein.

HINES GLOBAL REIT PROPERTIES LP

By:    Hines Global REIT, Inc.,
General Partner

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

HGR BELLEVUE REIT HOLDINGS LLC

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

GUARANTORS:

HINES GLOBAL REIT, INC.,
a Maryland corporation

By: /s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

HINES GLOBAL REIT RIVERSIDE CENTER LLC,
a Delaware limited liability company

By: /s/ Janice Walker
Name: Janice Walker
Title: Authorized Agent

HINES GLOBAL REIT 4875 TOWN CENTER LLC,
a Delaware limited liability company

By: /s/ Janice Walker
Name: Janice Walker
Title: Authorized Agent

HINES GLOBAL REIT 2615 MED CENTER
PARKWAY LLC,
a Delaware limited liability company

By: /s/ Janice Walker
Name: Janice Walker
Title: Authorized Agent

HINES GLOBAL REIT SAN ANTONIO RETAIL I LP,
a Delaware limited partnership

By:    Hines Global REIT San Antonio Retail I GP LLC,
a Delaware limited liability company,
Its: General Partner

By: /s/ Janice Walker
Name: Janice Walker
Title: Authorized Agent

HINES GLOBAL REIT MARLBOROUGH
CAMPUS I LLC,
a Delaware limited liability company

By: /s/ Janice Walker
Name: Janice Walker
Title: Authorized Agent

Signature page to Amendment Agreement with Hines Global REIT Properties LP

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Executive Director

Signature page to Amendment Agreement with Hines Global REIT Properties LP

J.P. MORGAN EUROPE LIMITED,
as Administrative Agent for Foreign Currencies

By: /s/ Belinda Lucas
Name: Belinda Lucas
Title: Authorised Signatory / Associate

Signature page to Amendment Agreement with Hines Global REIT Properties LP

BANK OF AMERICA, N.A.

By:/s/ Alisa Hollenback
Name: Alisa Hollenback
Title: SVP

Signature page to Amendment Agreement with Hines Global REIT Properties LP

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Patrick Trowbridge
Name: Patrick Trowbridge
Title: Senior Vice President

Signature page to Amendment Agreement with Hines Global REIT Properties LP

BANK OF MONTREAL, CHICAGO BRANCH

By: /s/ Irene E. Prekezes
Name: Irene E. Prekezes
Title: Director

Signature page to Amendment Agreement with Hines Global REIT Properties LP

REGIONS BANK

By: /s/ Mike Evans
Name: Mike Evans
Title: SVP

Signature page to Amendment Agreement with Hines Global REIT Properties LP

COMERICA BANK

By: /s/ John Kamerman
Name: John Kamerman
Title: VP

Signature page to Amendment Agreement with Hines Global REIT Properties LP

ZIONS BANCORPORATION, N.A. d/b/a AMEGY BANK

By: /s/ Mandy Negrete
Name: Mandy Negrete
Title: Vice President

Signature page to Amendment Agreement with Hines Global REIT Properties LP

MUFG UNION BANK, N.A.

By: /s/ Ridge MacLaren
Name: Ridge MacLaren
Title: Vice President

Signature page to Amendment Agreement with Hines Global REIT Properties LP

CITIZENS BANK, NATIONAL ASSOCIATION

By: /s/ Michael C. Browne
Name: Michael C. Browne
Title: SVP

Signature page to Amendment Agreement with Hines Global REIT Properties LP

EASTERN BANK

By: /s/ Jared H. Ward
Name: Jared H. Ward
Title: SVP

Signature page to Amendment Agreement with Hines Global REIT Properties LP

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By: /s/ Ricky Nahal
Name: Ricky Nahal
Title: Vice President

Signature page to Amendment Agreement with Hines Global REIT Properties LP

SUNTRUST BANK

By: /s/ Robert A. West
Name: Robert A. West
Title: Senior Vice President